Exhibit 1(a)

                             CERTIFICATE OF TRUST OF
                          MASTER U.S. HIGH YIELD TRUST

            THIS Certificate of Trust of Master U.S. High Yield Trust (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801, et seq.) (the "Act").

            1. Name. The name of the business trust formed hereby is Master U.S. High Yield Trust.

            2. Registered Agent. The business address of the registered office of the Trust in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of the Trust's registered agent at such address is The Corporation Trust Company.

            3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

            4. Investment Company. The Trust will be a registered investment company under the Investment Company Act of 1940, as amended.

            IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

_________________________________                ______________________________
Terry K. Glenn, as Trustee                       Kevin A. Ryan, as Trustee

_________________________________                ______________________________
Ronald W. Forbes, as Trustee                     Roscoe S. Suddarth, as Trustee

_________________________________                ______________________________
Cynthia A. Montgomery, as Trustee                Richard R. West, as Trustee

_________________________________                ______________________________
Charles C. Reilly, as Trustee                    Arthur Zeikel, as Trustee

                                                 ______________________________
                                                 Edward D. Zinbarg, as Trustee